EXHIBIT 10.14

[EMPLOYEE]

INTERNET SECURITY SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is entered into as of the date set forth in the accompanying Notice of Grant (“Grant Notice”), by and between INTERNET SECURITY SYSTEMS, INC., a Delaware corporation (the “Company”), and the employee designated in the Grant Notice (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Internet Security Systems, Inc. 2005 Stock Incentive Plan (the “Plan”) was approved by the shareholders of the Company, effective May 24, 2005; and

WHEREAS, as of the date hereof, the Committee responsible for administration of the Plan granted the Option as provided herein;

NOW, THEREFORE, the parties agree as follows:

1.                                      Grant of Option.

1.1          Option.  An option to purchase shares of the Company’s Common Stock (the “Shares”) is hereby granted to the Optionee (the “Option”).

1.2          Number of Shares.  The number of Shares that the Optionee can purchase upon exercise of the Option and the dates upon which the Option can first be exercised are set forth in the Grant Notice.

1.3          Option Exercise Price.  The price the Optionee must pay to exercise the Option (the “Option Exercise Price”) is set forth in the Grant Notice.

1.4          Date of Grant.  The date the Option is granted (the “Grant Date”) is set forth in the Grant Notice.

1.5          Type of Option.  The Option is intended to be a Nonqualified Stock Option.  It is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto.

1.6          Construction.  This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.7          Condition.  The Option is conditioned on the Optionee’s execution of the Grant Notice.  If the Grant Notice is not executed by the Optionee, the Option may be canceled by the Committee.

2.                                      Duration.

The Option shall be exercisable to the extent vested as provided below and in the manner provided herein for a period of                  (    ) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 1.7 and Section 5.

3.                                      Vesting.

The Option shall vest, and may be exercised, with respect to the Shares, on or after the dates set forth in the Grant Notice, subject to earlier vesting of the Option as provided in Section 5 and subject to earlier termination of the Option as provided in Section 1.7 and Section 5 or in the Plan.  The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.  Notwithstanding the foregoing, if the Optionee is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938 (“FLSA”), the Optionee may not exercise any Option (even if the Option is otherwise vested) prior to the date that is six (6) months after the Grant Date unless the Optionee’s employment has terminated due to death, Disability, Retirement or unless a Change in Control has occurred after the Grant Date.

4.                                      Manner of Exercise and Payment.

4.1          Delivery.  To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A, to the address indicated on such Form or such other address designated by the Company from time to time.  The Option may be exercised in whole or in part with respect to the vested Shares; provided, however, the Committee may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time.  Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the Optionee, free and clear of all liens, security interests, pledges or other claims or charges.  Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., delivery of, or attestation to, Shares already owned) as may be provided pursuant to the Plan.

4.2          No Rights as Stockholder.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record of the Shares, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.                                      Termination of Employment.

5.1          Termination by Death.  In the event the Optionee dies while actively employed by the Company, all outstanding unvested Options shall expire, and any Options vested as of his date of termination shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of death, whichever period is shorter, by such person(s) as shall have been named as the Optionee’s beneficiary, or in the absence of a designated beneficiary, by the executor or representative of the Optionee’s estate.

5.2          Termination by Disability.  If the Optionee’s employment with the Company is terminated by reason of Disability, all outstanding unvested Options shall expire as of the date the Committee determines the definition of Disability to have been satisfied by the Optionee, and any Options vested as of his date of termination shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

5.3          Termination for Retirement.  If the Optionee’s employment with the Company is terminated by reason of Retirement, all outstanding unvested Options shall expire, and any Options vested as of his date of termination shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of Retirement, whichever period is shorter.

5.4          Termination for Cause.  If the Optionee’s employment with the Company is terminated by the Company for Cause, all outstanding unvested Options granted to the Optionee shall expire immediately, and the Optionee’s right to exercise any then outstanding Options (whether or not vested) shall terminate immediately upon the date that the Committee determines is the Optionee’s date of termination of employment.

5.5          Termination of Employment for Other Reasons.  If the Optionee’s employment is terminated by the Company without Cause, or the Optionee voluntarily terminates his employment, all outstanding unvested Options shall expire, and any Options vested as of his date of termination shall remain exercisable at any time prior to the end of the Exercise Term or for three (3) months after his date of termination of employment, whichever period is shorter.

5.6          Employment with a Subsidiary.  For purposes of this Section and Section 10, employment with the Company includes employment with any subsidiary of the Company.  A change of employment between the Company and any subsidiary or between subsidiaries is not a termination of employment under this Agreement.

6.                                      Nontransferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.  Notwithstanding the foregoing, any portion or all of the Option which is vested may be transferred, in whole or in part, without consideration, to a Permitted Transferee.  Appropriate evidence of any such transfer to the Permitted Transferees shall be delivered to the Company on such forms as the Committee or Company shall prescribe and shall comply with and indicate the Optionee’s (if during the lifetime of the Optionee) and the Permitted Transferee’s agreement to abide by the Company’s then current stock option transfer guidelines.  If all or part of the Option is transferred to a Permitted Transferee, the Permitted Transferee shall remain subject to all terms and conditions applicable to such Option prior to the transfer.

7.                                      Securities Law Restrictions.

The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal, state or foreign securities law, rule or regulation, or the Shares have been duly registered under such laws.  The Company intends to register the Shares issuable upon the exercise of the Option; however, until the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration.  The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

8.                                      Limitation or Cancellation of Award.

If the Optionee engages in “Detrimental Activity” (as defined in the Plan), the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired or unexercised Option as of the first date the Optionee engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Agreement, the Plan or any other agreement.

9.                                      Effect of Change in Control.

9.1          Vesting.  Except as hereinafter provided, upon the occurrence of a Change in Control, all outstanding unvested Options shall become immediately and fully exercisable, and shall remain exercisable as otherwise provided in this Agreement.  However, notwithstanding the forgoing sentence, the vesting of an outstanding unvested Option shall not so accelerate if and to the extent: (i) such Option is, in connection with a Corporate Transaction (as defined in Section 2.6(c) of the Plan and excluding Corporate Transactions which do not constitute a Change in Control), either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option, or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. The determination of option comparability under clause (i) above shall be made by the Committee as constituted prior to the Change in Control, and its determination shall be final, binding and conclusive.  If the successor company (or parent thereof) assumes the outstanding Option in connection with a Corporate Transaction, and at the time of or within                      following such Corporate Transaction: (i) the Optionee is offered a Lesser Position (as hereinafter defined) in replacement of the position held by him immediately prior to the Corporate Transaction; or (ii) the Optionee’s service terminates by reason of an Involuntary Termination (as hereinafter defined), then, effective as of the date on which such Lesser Position is offered to the Optionee or the effective date of such Involuntary Termination, respectively, the vesting of the Option shall automatically accelerate in part so that, in addition to the number of vested shares of Common Stock for which the Option is exercisable at such time, the Option shall become exercisable with respect to                                         , but not exceeding the unvested portion of such Option grant. Following such acceleration, to the extent the Optionee continues in service, the vesting schedule for the Option shall continue under the original vesting plan, except for the                                         .  In the event that both the offer of a Lesser Position and a subsequent Involuntary Termination of an Optionee’s Service occur within                      following a Corporate Transaction, then acceleration shall occur only in connection with the offer of such Lesser Position and no additional acceleration shall occur in connection with such subsequent Involuntary Termination.  Following an Involuntary Termination that occurs within                      following a Corporate Transaction, the Option shall remain exercisable for any or all of the vested Shares until the earlier of: (i) the expiration of the Exercise Term; or (ii) the expiration of the                      period measured from the effective date of the Involuntary Termination.

“Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of: (i) such individual’s involuntary dismissal or discharge by the Company for reasons other than Cause, or (ii) such individual’s voluntary resignation following the offer to such individual of a Lesser Position in replacement of the position held by him immediately prior to the Corporate Transaction.

“Lesser Position” for an Optionee shall mean a new position or a change in the Optionee’s position which, compared with such individual’s position with the Company immediately prior to the Corporate Transaction, (i) offers a lower level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs), (ii) materially reduces such individual’s duties or level of responsibility, or (iii) includes assignment to an office more than      miles from the Company’s office at which the employee serves prior to the Corporate Transaction.

9.2          Termination of Options.  The Committee, in its discretion, may terminate the Option upon a Change in Control; provided, however, that at least              prior to the Change in Control (or, if not feasible to provide             notice, within a reasonable period prior to the Change in Control), the Committee notifies the Optionee that the Option will be terminated and provides the Optionee, either, at the election of the Committee, (i) a cash payment equal to the difference between the Fair Market Value of the vested Options (including Options that would become vested upon the Change in Control in accordance with Section 9.1 above) and the Exercise Price for such Options, computed as of the date of the Change in Control and to be paid no later than 3 business days after the Change in Control, or (ii) the right to exercise all vested Options (including Options that would become vested upon the Change in Control in accordance with Section 9.1 above) immediately prior to the Change in Control.

9.3          Liquidation/Dissolution.  Upon the effective date of the liquidation or dissolution of the Company without a successor, the Option shall terminate; provided that the Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, to exercise this Option in whole or in part whether or not previously vested.

10.                               No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary to terminate the Optionee’s employment at any time.

11.                               Adjustments.

In the event of a change in capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities.  The Committee’s adjustment shall be made in accordance with the provisions of Section 4.3 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

12.                               Withholding of Taxes.

If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay an amount equal to the federal, state, local and foreign income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”), if any, to the Company in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”), to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the minimum required Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionee.

13.                               Modification of Agreement.

Except as provided in Section 9, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

14.                               Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.                               Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16.                               Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon each successor corporation to the Company.  This Agreement shall inure to the benefit of the Optionee’s legal representatives.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.

17.                               Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

18.                               Exception From Code Section 409A.

The Agreement is intended to satisfy the requirements for an exception from coverage under Code Section 409A.  The Agreement may be amended or interpreted by the Committee as it determines necessary or appropriate to satisfy such exception from Code Section 409A.

[EXHIBIT FOLLOWS]

EXHIBIT A

OPTION EXERCISE FORM

I,                                                           , do hereby exercise the Option with a Grant Date of                                            granted to me pursuant to the Option Agreement and the Grant Notice.  The Shares being purchased and the Total Option Exercise Price are set forth below:

Number of Shares:	Shares

Option Exercise Price Per Share	$ per Share

Total Option Exercise Price:	= $ .

The Total Option Exercise Price is included with this Form.

Date:
Signature

Send or deliver this Form with an original signature to:

Internet Security Systems, Inc.

6303 Barfield Road
Atlanta, Georgia 30328
Attn:

[EMPLOYEE]

Internet Security Systems, Inc. ID: 58-2362189 6303 Barfield Road Atlanta, GA 30328

Notice of Grant of Stock Options and Option Agreement – Non-Qualified	Plan: 2005 ID:

Internet Security Systems, Inc. (ISS) has granted you the following non-qualified option to purchase shares of its Common Stock (“Shares”):

Optionee:
Grant Date:
Exercise Price:	$ Per Share
Number of Shares:
Expiration Date:

VESTING SCHEDULE:  The Option shall vest and become exercisable in accordance with the following schedule:                                                                                                            .  In no event shall the Option become vested for Option Shares after Optionee’s cessation of Service.

OPTION TERM:  The term of the Option will expire on the Expiration Date, which is              years from Grant Date.  At the Expiration Date all outstanding unexercised (vested or unvested) Options shall be cancelled.

EMPLOYMENT RELATIONSHIP:  ISS is an at-will employer.  Nothing in this Notice, the Stock Option Agreement, or in the 2005 Stock Incentive Plan, shall confer upon you any right to continued employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of ISS or you, which rights are hereby expressly reserved by each, to terminate the employment relationship at any time for any reason, with or without cause.

DEFINITIONS:  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

By your signature and the signature on behalf of ISS below, you and ISS agree that this Option grant is governed by the terms and conditions of this Notice, ISS’ 2005 Stock Incentive Plan and the Stock Option Agreement.  The 2005 Stock Incentive Plan, applicable prospectus and FAQ are available online at http://                                                  or from Human Resources.

Internet Security Systems, Inc.

Date